Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (as amended, supplemented, restated and/or modified from time to time, this “Agreement”) is entered into as of June [●], 2025, by and between ONEMEDNET CORPORATION, a corporation organized under the laws of the State of Delaware (the “Company”), and the investor identified on the signature page hereto (including its successors and assigns, the “Investor”).

BACKGROUND

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

Article I.
DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings specified or indicated below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

“Agreement” has the meaning set forth in the preamble.

“Beneficial Ownership Limitation” has the meaning set forth in Section 2.1.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks are permitted or required to be closed in New York City.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Investor’s obligations to pay the Subscription Amount at the Closing and (ii) the Company’s obligations to deliver the Securities, in each case, at the Closing have been satisfied or waived, but in no event later than the second (2nd) Trading Day following the date hereof.

“Common Stock” means the common stock of the Company having a par value per share of $0.0001.

“Common Stock Equivalent” means any convertible security or warrant, option or other right to subscribe for or purchase any Common Stock or any convertible security convertible into Common Stock.

“Company” has the meaning set forth in the preamble.

“Company Articles and Bylaws” means the Third Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws governing the Company duly authorized under the DGCL.

“Covered Persons” has the meaning set forth in Section 3.31.

“DGCL” means The Delaware General Corporation Law (Title 8, Chapter 1 of the Delaware Code).

“Disqualification Events” has the meaning set forth in Section 3.31.

“Equity Interests” means and includes the Common Stock and any Common Stock Equivalents.

“Investor” has the meaning set forth in the preamble.

“Investor Group” shall mean the Investor plus any other Person with which the Investor is considered to be part of a group under Section 13 of the 1934 Act or with which the Investor otherwise files reports under Sections 13 and/or 16 of the 1934 Act.

“Investor Party” has the meaning set forth in Section 5.7(a).

“Investor Shares” means the shares of Common Stock and the Pre-Funded Warrant Shares, and any other shares issued or issuable to the Investor pursuant to this Agreement or the Pre-Funded Warrants.

“IP Rights” has the meaning set forth in Section 3.10.

“Law” means any law, rule, regulation, order, judgment or decree, including, without limitation, any federal and state securities laws.

“Losses” has the meaning set forth in Section 5.7(a).

“Material Adverse Effect” means any material adverse effect on (i) the businesses, properties, assets, prospects, operations, results of operations or financial condition of the Company, or the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect: (a) any adverse effect resulting from or arising out of general economic conditions; (b) any adverse effect resulting from or arising out of general conditions in the industries in which the Company and the Subsidiaries operate; (c) any adverse effect resulting from any changes to applicable Law; or (d) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; provided, further, that any event, occurrence, fact, condition or change referred to in clauses (a) through (d) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company and/or the Subsidiaries compared to other participants in the industries in which the Company and the Subsidiaries operate.

“Money Laundering Laws” has the meaning set forth in Section 3.24.

“OFAC” has the meaning set forth in Section 3.22.

“Per Pre-Funded Warrant Purchase Price” equals the Per Share Purchase Price less $0.0001 of the exercise price for each Pre-Funded Warrant Share.

“Per Share Purchase Price” equals $0.42.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Funded Warrants” means, collectively, the pre-funded warrants delivered to the Investor at Closing in accordance with Section 2.2(a) hereof, which Pre-Funded Warrants shall be exercisable immediately upon issuance and shall expire in accordance with the terms thereof, in substantially the form of Exhibit A attached hereto.

“Pre-Funded Warrant Shares” means the Common Stock issuable upon the full or any partial exercise of a Pre-Funded Warrant.

“SEC Documents” has the meaning set forth in Section 3.6.

“Rule 144” has the meaning set forth in Section 4.6.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 3.5(a).

“Securities” means the Investor Shares, the Warrants and the Pre-Funded Warrants.

“Shareholder Approval” means the approval of the holders of the requisite number of the outstanding Common Stock to ratify and approve all of the transactions contemplated by the Transaction Documents, including the issuance of all of Investor Shares (as such term is defined in each of such documents) issued and potentially issuable to the Investor thereunder, all as may be required by the applicable rules and regulations of the Trading Market (or any successor entity).

“Solicitor” has the meaning set forth in Section 3.31.

“Subscription Amount” means the aggregate amount to be paid for Common Stock and Pre-Funded Warrants purchased hereunder as specified below the Investor’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiaries” and “Subsidiary” have the meaning set forth in Section 3.4(b).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means whichever of the New York Stock Exchange, NYSE American, or the Nasdaq Stock Market (including the Nasdaq Capital Market and the Nasdaq Global Market), on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Transfer Agent Instruction Letter, the Voting Agreement, and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Co. having its offices at 1 State Street, 30th Floor, New York, NY 10004.

“Transfer Agent Instruction Letter” means a letter of irrevocable instructions addressed by the Company to the Transfer Agent, acceptable to the Investor in its sole discretion.

“VWAP” means, for any date, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)).

Article II.
PURCHASE AND SALE.

2.1. Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Investor agrees to purchase, the number of shares of Common Stock set forth under the heading “Subscription Amount” on the Investor’s signature page hereto, at the Per Share Purchase Price; provided, however, that, to the extent that the Investor determines, in its sole discretion, that the Investor (together with such Investor Group) would beneficially own in excess of the Beneficial Ownership Limitation, or as the Investor may otherwise choose, in lieu of purchasing shares of Common Stock, the Investor shall purchase Pre-Funded Warrants in lieu of shares of Common Stock in such manner to result in the full Subscription Amount being paid by the Investor to the Company. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the Securities on the Closing Date.

The Investor’s Subscription Amount as set forth on the signature page hereto executed by the Investor shall be paid by wire transfer of immediately available funds to an account designated in writing by the Company. The Company shall deliver to the Investor (a) its respective shares of Common Stock by causing the Transfer Agent to credit the Investor book-entry shares pursuant to Transfer Agent Instruction Letter and (b) its Pre-Funded Warrants in certificate form executed electronically by the Company. The Company and the Investor shall deliver the other items set forth in Section 2.2 at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur remotely.

2.2. Deliveries.

(a)	On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Investor the following:

(i)	this Agreement and the Voting Agreement, each duly executed by the Company;
(ii)	the Company’s wire instructions;
(iii)	a copy of the Transfer Agent Instruction Letter, duly executed by the Company;
(iv)	a Pre-Funded Warrant registered in the name of the Investor to purchase up to a number of shares of Common Stock equal to the portion of the Investor’s Subscription Amount applicable to Pre-Funded Warrants; and;
(v)	a legal opinion of counsel to the Company addressed to the Transfer Agent, in form reasonably acceptable to the Transfer Agent as necessary to cause the issuance of the Investor Shares.

(b)	On or prior to the Closing Date, the Investor shall deliver or cause to be delivered to the Company, the following:

(i)	this Agreement and the Voting Agreement, each duly executed by the Investor; and
(ii)	the Investor’s Subscription Amount with respect to the Securities purchased by the Investor.

2.3. Closing Conditions.

(a)	The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Investor contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)	obligations, covenants and agreements of the Investor required to be performed at or prior to the Closing Date shall have been performed; and

(iii)	the delivery by the Investor of the items set forth in Section 2.2(b) of this Agreement.

(b)	The respective obligations of the Investor hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)	the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)	The Company shall have obtained all necessary “blue sky” law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Common Stock and issuance of the Pre-Funded Warrant Shares upon exercise of the Pre-Funded Warrants.

(v)	there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(vi)	from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or any Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred after the date of this Agreement any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Investor, makes it impracticable or inadvisable to purchase the Securities at the Closing.

Article III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor and covenants with the Investor that, the following representations and warranties are true and correct as of the date hereof and as of each Closing Date:

3.1	Organization and Qualification. The Company is a company duly incorporated and validly existing in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the ownership of its property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

3.2	Authorization; Enforcement; Compliance with Other Instruments. The Company has the requisite corporate power and authority to execute the Transaction Documents, and if applicable, to issue and sell the Investor Shares and Pre-Funded Warrants pursuant hereto, and to perform its obligations under the Transaction Documents, including issuing the Investor Shares on the terms set forth in this Agreement. The execution and delivery of the Transaction Documents by the Company, and the issuance and sale of the Securities by the Company pursuant hereto have been duly and validly authorized by the Company’s Board of Directors. No further consent or authorization is required by the Company, the Company’s Board of Directors, the Company’s shareholders or any other Person in connection therewith, except such as have been waived and other than such filings as are required to be made under applicable Laws. Each Transaction Document has been duly and validly executed and delivered by the Company and, upon due execution and delivery by the Investor, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

3.3	No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Investor Shares and Pre-Funded Warrants hereunder by the Company (1) do not (a) conflict with or result in a violation of the Company Articles and Bylaws, (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any material agreement to which the Company is a party, (c) violate in any material respect any Law or any rule or regulation of the Trading Market applicable to the Company or by which any of its properties or assets are bound or affected, (d) conflict with or result in the violation of any provision of any judgment, arbitration ruling, decree or order to which the Company is a party or by which it is bound, or (e) conflict with, or constitute a material default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, mortgage, indenture, deed of trust, loan agreement, joint venture or other agreement, instrument or commitment to which the Company is a party or by which its properties are bound or (2) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or any acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject. Assuming the accuracy of the Investor’s representations in Section 4 and subject to the making of the filings referred to in this Agreement, (i) no consent, approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party (including the Trading Market) in connection with the transactions contemplated by this Agreement, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis, (ii) the issuance of the Pre-Funded Warrants, and the issuance of the Pre-Funded Warrant Shares upon the exercise of the Pre-Funded Warrants, will be exempt from the registration and qualification requirements under the 1933 Act and all applicable state securities Laws.

3.4	Capitalization and Subsidiaries.

(a)	As of the date hereof, the authorized capital stock of the Company consists of 101,000,000 shares, consisting of (i) 100,000,000 shares of Common Stock and (i) 1,000,000 shares of preferred stock, par value share of $0.0001, of which no shares are issued and outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued and sold in compliance with the registration requirements of federal and state securities Laws or the applicable statutes of limitation have expired, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The Company has no class or series of capital stock outstanding other than its Common Stock.

(b)	The Investor Shares are duly authorized and will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. The Pre-Funded Warrant Shares are duly authorized and, when issued upon exercise of a Pre-Funded Warrant in accordance with its terms, will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

(c)	Other than as disclosed in the SEC Documents or as provided in Schedule 3.4(c), no Common Stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. The Company Articles and Bylaws on file with the SEC are true and correct copies of the Company Articles and Bylaws as in effect as of the date hereof. The Company is not in violation of any provision of the Company Articles or Bylaws nor is any Subsidiary in violation of its organization documents.

(d)	Each direct and indirect subsidiary of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”) is duly organized and validly existing in good standing under the laws of its jurisdiction of formation, except to the extent that the failure to be in good standing would not have a Material Adverse Effect, and has all requisite power and authority to own its properties and to carry on its business as now being conducted. The Company owns all of the Equity Interests of each Subsidiary. No Subsidiary has any outstanding stock options, warrants or other instruments pursuant to which such Subsidiary may at any time or under any circumstances be obligated to issue any shares of its capital stock or other Equity Interests

(e)	Other than as disclosed in the SEC Documents or as provided in Schedule 3.4(c), neither the Company nor any Subsidiary is bound by any agreement or arrangement pursuant to which it is obligated to register the sale of any securities under the 1933 Act. Other than as provided in Schedule 3.4(c), there are no outstanding securities of the Company or any of the Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem or purchase any security of the Company or any Subsidiary. There are no outstanding securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Investor Shares or Pre-Funded Warrants. Neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement

(f)	The issuance and sale of any of the Securities do not obligate the Company to issue Common Stock or other securities to any Person other than the Investor and do not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding securities.

3.5	SEC Documents; Financial Statements.

(a)	As of the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act since August 9, 2023 (all of the foregoing filed prior to the date hereof, as they have been amended since the time of their filing, and all exhibits included therein and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except as would not have a Material Adverse Effect.

(b)	As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, except as disclosed in the SEC Documents. Except as disclosed in the SEC Documents, such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, and audited by a firm that is a member of the Public Company Accounting Oversight Board, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto, except in the case of pro forma statements or, in the case of unaudited interim statements, except to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c)	Except as disclosed in the SEC Documents, the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US generally accepted accounting principles and to maintain asset accountability, (iii) reasonable controls to safeguard assets are in place and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.6	Litigation and Regulatory Proceedings. Except as disclosed in the SEC Documents, there are no actions, causes of action, suits, claims, proceedings, inquiries or investigations (collectively, “Proceedings”) (i) before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of the Company or any of the Subsidiaries, threatened against or affecting the Company or any of the Subsidiaries, the Common Stock or any other class of issued and outstanding shares of the Company, or any of the Company’s or the Subsidiaries’ officers or directors in their capacities as such, which adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) that would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

3.7	Offering. Assuming the accuracy of the representations of the Investor in Article 4 of this Agreement on the date hereof, on the Closing Date and solely as this Section 3.7 relates to the issue and sale of the Pre-Funded Warrant Shares on the date(s) of exercise of the Pre-Funded Warrants, the offer, issue and sale of the Securities and issuance of the Pre-Funded Warrant Shares, upon exercise of the Pre-Funded Warrants (assuming no change in applicable law prior to the date the Pre-Funded Warrant Shares are issued), are and will be exempt from the registration and prospectus delivery requirements of the 1933 Act and have been or will be registered or qualified (or are or will be exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities Laws. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Investor or the issuance of the Pre-Funded Warrant Shares upon exercise of the Pre-Funded Warrants. Other than the SEC Documents, the Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Securities or Pre-Funded Warrant Shares. The Company has not taken any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Securities or the issuance of the Pre-Funded Warrant Shares upon exercise of the Pre-Funded Warrants within the provisions of Section 5 of the 1933 Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the 1933 Act.

3.8	No Undisclosed Events, Liabilities or Developments. Except for the issuance of the Securities contemplated by this Agreement, no event, development or circumstance has occurred or exists, or to the knowledge of the executive officers of the Company is reasonably anticipated to occur or exist that (a) would reasonably be anticipated to have a Material Adverse Effect or (b) would be required to be disclosed by the Company under applicable securities Laws and which has not been publicly announced.

3.9	Compliance with Law. The Company and each of the Subsidiaries have conducted and are conducting their respective businesses in compliance in all material respects with all applicable Laws. Except as disclosed in the SEC Documents, the Company is not aware of any facts which could reasonably be anticipated to lead to a delisting of the Common Stock by the Trading Market in the future.

3.10	Employee Relations. Neither the Company nor any Subsidiary is involved in any union labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company’s employ or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and to the knowledge of the Company the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

3.11	Intellectual Property Rights. To the Company’s knowledge, the Company and each Subsidiary owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “IP Rights”) used in or reasonably necessary to conduct their respective businesses as now conducted. None of the material IP Rights of the Company or any of the Subsidiaries are expected to expire or terminate within three (3) years from the date of this Agreement. Neither the Company nor any Subsidiary has received any notice alleging that it is infringing, misappropriating or otherwise violating any IP Rights of any other Person. No written notice of a claim has been received by, and no Proceeding is pending against, the Company or any Subsidiary alleging that the Company or any Subsidiary is infringing, misappropriating or otherwise violating the IP Rights of any other Person, and, to the Company’s knowledge, no such claim or Proceeding is threatened, and the Company is not aware of any facts or circumstances which might give rise to any such claim or Proceeding. To the Company’s knowledge, neither the Company nor any Subsidiary is making unauthorized use of any confidential information or trade secrets of any person. To the Company’s knowledge, the activities of any of the employees on behalf of the Company or of any Subsidiary do not violate any agreements or arrangements between such employees and third parties are related to confidential information or trade secrets of third parties or that restrict any such employee’s engagement in business activity of any nature. The Company and the Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their material IP Rights. All licenses or other agreements under which (i) the Company or any Subsidiary employs rights in intellectual property, or (ii) the Company or any Subsidiary has granted rights to others in intellectual property owned or licensed by the Company or any Subsidiary are in full force and effect, and there is no default (and there exists no condition which, with the passage of time or otherwise, would constitute a default by the Company or such Subsidiary) by the Company or any Subsidiary with respect thereto.

3.12	Environmental Laws. Except, in each case, as would not be reasonably anticipated to have a Material Adverse Effect, the Company and the Subsidiaries (a) are in compliance with any and all applicable Laws relating to pollution, the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (b) have received and hold all permits, licenses or other approvals required of them under all such Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval.

3.13	Title to Assets. The Company and the Subsidiaries have good and marketable title to all personal property (other than IP Rights, which is addressed in Section 3.10) owned by them which is material to their respective businesses, in each case free and clear of all liens, encumbrances and defects that unreasonably interfere with the use of the property in the ordinary course of business. Any real property and facilities held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

3.14	3.14 Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

3.15	Regulatory Permits. The Company and the Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from all regulatory authorities and agencies necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits with respect to which the failure to hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.16	No Materially Adverse Contracts, Etc. Neither the Company nor any of the Subsidiaries is (a) subject to any charter, corporate or other legal restriction, or any judgment, decree or order which in the judgment of the Company’s officers has or would reasonably be expected in the future to have a Material Adverse Effect or (b) a party to any contract or agreement which in the judgment of the Company’s management has or would reasonably be anticipated to have a Material Adverse Effect.

3.17	Taxes. The Company and the Subsidiaries each has made or filed, or caused to be made or filed, all United States federal, and applicable state, local and non-U.S. tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, required to be paid by it, regardless of whether such amounts are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which it has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and, to the knowledge of the Company, there is no basis for any such claim.

3.18	Investment Company. The Company is not, and is not an “affiliated person” of, “promoter” or “principal underwriter” for, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.

3.19	Certain Transactions. Except as disclosed in the SEC Documents, there are no contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any director, officer or employee thereof on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of shareholders.

3.20	No General Solicitation. Neither the Company, nor any of its Affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Investor Shares or Pre-Funded Warrants pursuant to this Agreement.

3.21	Acknowledgment Regarding the Investor’s Purchase. The Company’s Board of Directors has approved the execution of the Transaction Documents and the issuance and sale of the Investor Shares and Pre-Funded Warrants, based on its own independent evaluation and determination that the terms of the Transaction Documents are reasonable and fair to the Company and in the best interests of the Company and its shareholders. The Company is entering into this Agreement and is issuing and selling the Investor Shares and Pre-Funded Warrants voluntarily. The Company has had independent legal counsel of its own choosing review the Transaction Documents and advise the Company with respect thereto. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to its Investor Shares and Pre-Funded Warrants and the transactions contemplated hereby and that neither the Investor nor any person affiliated with the Investor is acting as a financial advisor to, or a fiduciary of, the Company (or in any similar capacity) with respect to execution of the Transaction Documents or the issuance of the Investor Shares and Pre-Funded Warrants or any other transaction contemplated hereby.

3.22	No Brokers’, Finders’ or Other Advisory Fees or Commissions. No brokers, finders or other similar advisory fees or commissions will be payable by the Company or any Subsidiary or by any of their respective agents with respect to the issuance of the Investor Shares, Warrants or the Pre-Funded Warrants or any of the other transactions contemplated by this Agreement.

3.23	OFAC. None of the Company nor any of the Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company and/or any Subsidiary has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use any proceeds received from any Investor, or lend, contribute or otherwise make available such proceeds to its Subsidiaries or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person currently subject to any of the sanctions of the United States administered by OFAC.

3.24	No Foreign Corrupt Practices. None of the Company, any of the Subsidiaries or to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any of the Subsidiaries has, directly or indirectly: (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental authority of any jurisdiction except as otherwise permitted under applicable Law; (c) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee; or (d) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Company or its Subsidiaries and their respective operations and the Company has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation.

3.25	Anti-Money Laundering. The operations of each of the Company and the Subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, regulations, rules and guidelines in its jurisdiction of incorporation and in each other jurisdiction in which such entity, as the case may be, conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority involving the Company or its Subsidiaries with respect to any of the Money Laundering Laws is, to the best knowledge of the Company, pending, threatened or contemplated.

3.26	Disclosure Controls and Internal Controls.

(a)	The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act), which (i) are designed to ensure that material information relating to the Company is made known to their Company’s principal executive officer and its principal financial officer by others within those entities particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the SEC. Except as disclosed in the SEC Documents, the Company’s disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

(b)	The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as disclosed in the SEC Documents, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s or any of its subsidiary’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or any of its subsidiary’s internal controls.

(c)	Except as described in the SEC Documents, since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes that have materially affected, or are reasonably likely to materially affect, the Company’s or any of its subsidiary’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses

(d)	Except as described in the SEC Documents, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K), or any other relationships with unconsolidated entities (in which the Company or its control persons have an equity interest) that may have a material current or future effect on the Company’s or any of its/subsidiary’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(e)	To the knowledge of the Company, neither the board of directors nor the audit committee has been informed, nor is any director of the Company aware, of (1) any significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s or any subsidiary’s ability to record, process, summarize and report financial data or any material weakness in the Company’s or any subsidiary’s internal controls; or (2) any fraud, whether or not material, that involves management or other employees of the Company or any of its subsidiaries who have a significant role in the Company’s or any subsidiary’s internal controls

3.27	No Manipulation; Disclosure. The Company has not taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities. The Company confirms that neither it, nor to its knowledge, any other Person acting on its behalf has provided any Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.

3.28	Available Common Stock. As of the date hereof, the Company has capacity under the rules and regulations of the Trading Market to issue the Investor Shares without obtaining Shareholder Approval.

3.29	Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

3.30	No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with SEC rules and guidance, and has conducted a factual inquiry, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (“Disqualification Events”). To the Company’s knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the 1933 Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the 1933 Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the 1933 Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of the sale of the Shares; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

3.31	Forward-Looking Information. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) made by the Company or any of its officers or directors contained in the SEC Documents, or made available to the public generally since January 1, 2025, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

3.32	No Other Representations. Except for the representations and warranties set forth in this Agreement and in the other Transaction Documents, the Company makes no other representations or warranties to the Investor.

Article IV.
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

The Investor represents and warrants to the Company as follows:

4.1	Organization and Qualification. The Investor is an individual.

4.2	Authorization; Enforcement; Compliance with Other Instruments. The Investor has the requisite power and authority to enter into the Transaction Documents and to perform its obligations thereunder. The Transaction Documents to which it is a party have been duly and validly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

4.3	No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Investor will not (a) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Investor is a party, or (b) violate any Law applicable to the Investor or by which any of the Investor’s properties or assets are bound or affected. No approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party in connection with the transactions contemplated by this Agreement.

4.4	Investment Intent; Accredited Investor. The Investor is purchasing its Investor Shares and Pre-Funded Warrants for its own account, for investment purposes, and not with a view towards distribution. The Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the 1933 Act. The Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (a) evaluating the merits and risks of an investment in its Pre-Funded Warrants and the Investor Shares and making an informed investment decision, (b) protecting its own interests and (c) bearing the economic risk of such investment for an indefinite period of time.

4.5	Acknowledgement of Risk; Opportunity to Discuss. The Investor acknowledges that an investment in the Company is speculative and subject to numerous risks, including those risks described in the SEC Documents. The Investor has reviewed and understands the risks related to the Company and its business as described in the SEC Documents. The Investor has received all materials relating to the business, finance and operations of the Company and the Subsidiaries as it has requested and has had an opportunity to discuss the business, management and financial affairs of the Company and the Subsidiaries with the Company’s management. In making its investment decision, the Investor has relied solely on its own due diligence performed on the Company by its own representatives.

4.6	Restricted Securities. The Investor understands that its Pre-Funded Warrants and the Investor Shares are being offered in a transaction not involving any public offering within the meaning of the 1933 Act and that the Investor Shares may not be registered under the 1933 Act except as required pursuant to Section 5.2. The Investor understands that its Pre-Funded Warrants and the Investor Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the 1933 Act, except (i) to the Company or a Subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the 1933 Act or (iii) pursuant to an applicable exemption from the registration requirements of the 1933 Act, and, in each of cases (ii) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book-entry position or certificates representing its Pre-Funded Warrants or Investor Shares shall contain a notation or restrictive legend, as applicable, to such effect substantially in the form attached hereto as Exhibit B, and as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of its Pre-Funded Warrants or Investor Shares and may be required to bear the financial risk of an investment in its Pre-Funded Warrants and Investor Shares for an indefinite period of time.

4.7	No Short Position. As of the date hereof, and as of the Closing Date, the Investor acknowledges and agrees that it does not and will not (between the date hereof and the Closing Date) engage in any short sale of the Company’s Common Stock or any other type of hedging transaction involving the Company’s securities (including, without limitation, depositing shares of the Company’s securities with a brokerage firm where such securities are made available by the broker to other customers of the firm for purposes of hedging or short selling the Company’s securities).

4.8	OFAC. Neither the Investor nor, to the best knowledge of the Investor, any agent, employee, affiliate or person acting on behalf of the Investor has been or is currently subject to any United States sanctions administered by the OFAC.

4.9	No Foreign Corrupt Practices. Neither the Investor, nor to the Investor’s knowledge, any agent, employee or other person acting on behalf of the Investor has, directly or indirectly: (a) made any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental authority of any jurisdiction except as otherwise permitted under applicable Law; (c) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee; or (d) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Investor.

4.10	Anti-Money Laundering. The Investor has complied at all times with all applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental authority involving the Investor with respect to any of the Money Laundering Laws is, to the best knowledge of the Investor, pending, threatened or contemplated.

4.11	No Other Representations. Except for the representations and warranties set forth in this Agreement and in other Transaction Documents, the Investor makes no other representations or warranties to the Company.

Article V.
OTHER AGREEMENTS OF THE PARTIES.

5.1	Restrictions on Transfer. The Investor Shares, when issued, will be restricted, and book-entry positions or certificates relating to the same shall bear a restrictive legend unless sold pursuant to an effective registration statement or available for resale pursuant to Rule 144 under the 1933 Act.

5.2	Registration. Subject to the terms and conditions of this Agreement, the Company shall (i) as soon as practicable, but in no event later than 60 days after the Closing, prepare and file with the SEC an initial Registration Statement on Form S-1 covering the resale by the Investor of the Investor Shares and Pre-Funded Warrant Shares in accordance with applicable SEC rules, regulations and interpretations. Notwithstanding anything to the contrary contained herein, in the event that the SEC requires the Company to reduce the number of Investor Shares or Pre-Funded Warrant Shares to be included in a Registration Statement in order to allow the Company to rely on Rule 415 with respect to a Registration Statement, then the Company shall reduce the number of such shares to be included in such Registration Statement (after consultation with the Investor as to the specific Investor Shares or Pre-Funded Warrant Shares to be removed therefrom) to the maximum number of securities as is permitted to be registered by the SEC in such Registration Statement. In the event of any reduction in Investor Shares or Pre-Funded Warrant Shares pursuant to this Section 5.2, the Company shall use commercially reasonable efforts to file one or more new Registration Statements with the SEC in accordance until such time as all Investor Shares and Pre-Funded Warrant Shares have been included in Registration Statements that have been declared effective and the prospectuses contained therein are available for use by the Investor.

5.3	Furnishing of Information. As long as an Investor owns Securities, the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act.

5.4	Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to any Investor.

5.5	Available Shares. The Company shall at all times keep authorized and available for issuance, free of preemptive rights, the Pre-Funded Warrant Shares. If the Company determines at any time that it does not have a sufficient number of authorized Common Stock for the exercise of the Pre-Funded Warrants in full, the Company shall use all commercially reasonable efforts to increase the number of authorized Common Stock by seeking approval from its shareholders for the authorization of such additional shares.

5.6	Use of Proceeds. The Company will use the proceeds from the transactions contemplated by this Agreement or any other Transaction Document to fund its general corporate purposes.

5.6 Securities Laws Disclosure; Publicity. The Company shall, within one (1) Trading Day following the Closing Date, file a Form 8-K report or other public disclosure disclosing the material terms of the transactions contemplated hereby and including this Agreement as an exhibit thereto; provided, that the Company may not issue such press release or file such Form 8-K or other public disclosure without the prior written consent (including by electronic mail) of the Investor, which shall not be unreasonably withheld, conditioned or delayed. The Company shall not issue any press release nor otherwise make any such public statement regarding the Investor or the Transaction Documents without the prior written consent (including by electronic mail) of the Investor, except (i) if such disclosure is required by Law, in which case the Company shall (a) ensure that such disclosure is restricted and limited in content and scope to the maximum extent permitted by Law to meet the relevant disclosure requirement and (b) provide a copy of the proposed disclosure to the Investor for review a reasonable period of time prior to release and the Company shall incorporate the reasonable comments of the Investor or (ii) to the extent such press release or public statement contains only information previously disclosed in a press release or public statement previously approved in accordance with the foregoing clause (i). The Investor will promptly provide any information reasonably requested by the Company or any of its Affiliates for any regulatory application or filing made or to be made or approval sought in connection with the transactions contemplated by this Agreement (including filings with the SEC). Notwithstanding anything herein to the contrary, to comply with United States Treasury Regulations Section 1.6011-4(b)(3)(i), each of the Company and the Investor, and each employee, representative or other agent of the Company or the Investor, may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment, and the U.S. federal and state income tax structure, of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to such recipient.

5.7 Indemnification of the Investor.

(a)	The Company will indemnify and hold the Investor, its partners, employees and agents and permitted successors and assigns (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation and defense (collectively, “Losses”) that the Investor Party may suffer or incur result of or relating to (i) any material breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document or (ii) any action instituted against an Investor Party arising from any material omission to state any material fact necessary in order to make the statements made in any SEC Document, in light of the circumstances under which they were made, not misleading, except, in the case of clause (ii) above, to the extent, but only to the extent, that such misrepresentation or omission is based upon information regarding the Investor furnished in writing to the Company by or on behalf of the Investor expressly for use therein or the Investor has made any untrue statement of a material fact or omitted to state a material fact in such information or otherwise violated the 1933 Act, 1934 Act or any state securities law or any rule or regulation thereunder.

(b)	If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, the Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of the Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Investor Party under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by the Investor Party in this Agreement or in the other Transaction Documents.

(c)	In addition to the indemnity contained herein, the Company will reimburse the Investor Party for its reasonable out-of-pocket legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

(d)	The provisions of this Section 5.7 shall survive the termination or expiration of this Agreement

5.8. Investor Share Restrictions. So long as Investor or its Affiliates own any Securities, including any shares of Common Stock issued as a dividend on, or in connection with a recapitalization, reorganization, or split of the Securities, the Investor and its Affiliates will not directly or indirectly through any means engage in any short sales or similar hedging or derivative transactions involving the Company’s Common Stock or that may derive value from a decline in the price of the Common Stock; provided, for the avoidance of doubt, an Investor may pledge Securities as collateral for an indebtedness or other financing transaction. Until 120 days following the Closing, the Investor shall not, and shall cause its Affiliates not to, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Investor or any Affiliate or any person in privity with the Investor or any Affiliate), directly or indirectly, any Investor Shares, other than customary transfers to Affiliates that agree to be bound by this Section 5.8.

Article VI.
TERMINATION

6.1 Events of Termination. This Agreement may be terminated:

(a)	by the Company if any of the conditions set forth in Section 2.3(a) are not satisfied or waived in writing prior to 7:00 pm New York time on the fifth Trading Day after the date of this Agreement; or

(b)	by the Investor if any of the conditions set forth in Section 2.3(b) are not satisfied or waived in writing prior to 7:00 pm New York time on the fifth Trading Day after the date of this Agreement

6.2 Effect of Termination.

(a)	Upon termination of this Agreement, the Investor will not be required to fund any further amount after the date of termination of the Agreement, provided that termination will not affect any undischarged obligation under this Agreement, and any obligation of the Company to pay or repay any amounts owing to the Investor hereunder and which have not been repaid at the time of termination.

(b)	Nothing in this Agreement will be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement

Article VII.
GENERAL PROVISIONS

7.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.

7.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:

OneMedNet Corporation
6385 Old Shady Oak Rd Ste 250
Eden Prairie, MN 55344
Email: aaron.green@onemednet.com
Attention: Aaron Green

If to the Investor, such address set forth on the signature page hereto executed by the Investor; or such other address as may be designated in writing hereafter, in the same manner, by such Person.

7.3 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

7.5 Jurisdiction and Venue. Any action, proceeding or claim arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York (Commercial Division), or in the United States District Court for the Southern District of New York. The Company and the Investor irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

7.6 WAIVER OF RIGHT TO JURY TRIAL. THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

7.7 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

7.8 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.9 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.10 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

7.11 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Company and the Investor and their respective successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. Subject to Section 5.1 of this Agreement, the Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investor” and such transferee is an accredited investor.

7.12 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.13 Counterparts. This Agreement may be executed in identical counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. Signature pages delivered by facsimile or e-mail shall have the same force and effect as an original signature.

7.14 Specific Performance. The Company acknowledges that monetary damages alone would not be adequate compensation to the Investor for a breach by the Company of this Agreement and the Investor may seek an injunction or an order for specific performance from a court of competent jurisdiction if (a) the Company fails to comply or threatens not to comply with this Agreement or (b) the Investor has reason to believe that the Company will not comply with this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first set forth above.

COMPANY:

ONEMEDNET CORPORATION

By:
Name:	Aaron Green
Title:	Chief Executive Officer

☐	Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the Company to sell the securities set forth in this Agreement to be purchased under this Agreement shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Investor or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the Investor (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.

[Signature Page to the Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INVESTOR:

By:
Name:	[●]

Email Address: [●]

Address for Notice to Investor:

[●]

Address for Delivery of Pre-Funded Warrant Shares to the Investor (if not same address for notice):

[●]

Subscription Amount: $2,499,999.60

Shares of Common Stock: 3,390,923 shares

Shares of Common Stock underlying the Pre-Funded Warrants: 2,561,457 shares

Beneficial Ownership Blocker: 9.99%

☐	Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.

[Investor Signature Page to the Securities Purchase Agreement]

EXHIBIT A
FORM OF PRE-FUNDED WARRANT

EXHIBIT B
FORM OF RESTRICTIVE LEGEND